Exhibit 4.2

IVORY HOLDCO, INC.

STOCKHOLDERS’ AGREEMENT

DATED AS OF MAY 24, 2005

STOCKHOLDERS’ AGREEMENT dated as of May 24,2005 (this “Agreement”), among IVORY HOLDCO, INC., a Delaware corporation (the “Company”), FS EQUITY PARTNERS V, L.P., a Delaware limited partnership (“FS”), FS AFFILIATES V, L.P., a Delaware limited partnership (“FS Affiliates Fund”), BN DENTAL HOLDINGS, LLC, a Delaware limited liability company (“Gryphon SPV”), and the other Stockholders who are signatories hereto.

WHEREAS, each Stockholder currently owns Common Stock and Preferred Stock;

WHEREAS, certain of the Management Holders also hold options to acquire additional shares of Common Stock;

WHEREAS, the Gryphon SPV holds an option to acquire additional shares of Common Stock and Preferred Stock from FS and FS Affiliates Fund;

WHEREAS, the parties hereto desire to provide for the terms with respect to certain matters regarding the relationship between the Company and the Stockholders and the relationship among the Stockholders;

WHEREAS, the Company, Bright Now! Dental, Inc., a Washington Corporation (“Opco”), Ivory Merger Co, Inc. and Ivory Intermediate Co, Inc. are parties to the Agreement and Plan of Merger dated as of April 8, 2005 (as amended, modified, supplemented or restated from time to time, the “Merger Agreement”);

WHEREAS, the execution and delivery of this Agreement by the Company and the Stockholders is a condition to the closing of the transactions contemplated by the Merger Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as set forth below.

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

1.1	Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

“Approved Sale” has the meaning set forth in Section 2.4(a).

“Approved Sale Notice” has the meaning set forth in Section 2.4(b).

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are not required to be open in Los Angeles, CA.

“By-laws” means the By-laws of the Company, as amended, modified, supplemented or restated and in effect from time to time.

“Certificate” means the certificate of incorporation of the Company, as amended, modified, supplemented or restated and in effect from time to time, including any certificates of designation, correction or amendment filed with the Secretary of State of the State of Delaware pursuant to the terms thereof.

“Closing” has the meaning set forth in the Merger Agreement.

“Closing Date” has the meaning set forth in the Merger Agreement.

“Commission” means the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.

“Common Stock” means, collectively, all of the common stock of the Company of any class.

“Common Stock Equivalent” means any right to acquire a share of Common Stock, including options, warrants or convertible securities.

“Company” has the meaning set forth in the caption.

“Control” means, (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or investment decisions of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Co-Sale Notice” has the meaning set forth in Section 2.2(a).

“Director” means a member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934 or any successor statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Excluded Securities” has the meaning set forth in Section 3.2.

“Expiration Date” means the earlier of the date that the Option has been completely exercised or has expired.

“First Refusal Offer” has the meaning set forth in Section 2.3(a).

“FS Affiliates Fund” has the meaning set forth in the caption.

“FS” has the meaning set forth in the caption.

“FS Investors” means, collectively, (a) FS, (b) FS Affiliates Fund and (c) each of their respective Permitted Transferees of the foregoing; provided, however, that (x) any transferee as a result of an SPV Holder exercising the Option, shall become an SPV Holder with respect to such shares transferred, and (y) any Permitted Transferee that is not a member of the FS Investors’ Group and is an Other Investor, SPV Holder or Management Holder or any of their respective Affiliates shall become an Other Investor, SPV Holder or Management Holder, as applicable, with respect to such shares transferred.

“Group” means:

(a) in the case of any Stockholder who is an individual, (i) such Stockholder, (ii) the spouse, parent, sibling or descendants of such Stockholder, (iii) all trusts for the benefit of such Stockholder and the Persons identified in clause (ii), (iv) all Persons Controlled by, and principally owned by and/or operating for the benefit of, any of the foregoing, and (v) all Affiliates of such Stockholder;

(b) in the case of any Stockholder that is a partnership, (i) such Stockholder, (ii) its limited, special and general partners, (iii) any Person to which such Stockholder will transfer all or substantially all of its assets, and (iv) all Affiliates of such Stockholder; and

(c) in the case of any Stockholder which is a corporation or a limited liability company, (i) such Stockholder, (ii) its stockholders or members as the case may be, (iii) any Person to which such Stockholder will transfer all or substantially all of its assets, and (iv) all Affiliates of such Stockholder; and

(d) in the case of any Stockholder which is a pension plan, (i) such Stockholder, (ii) any successor entity to such Stockholder, (iii) any Person to which such Stockholder will transfer all or substantially all of its assets, and (iv) all Affiliates of such Stockholder.

“Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a Federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

“Gryphon SPV” has the meaning set forth in the caption.

“Initial Subscribing Stockholder” has the meaning set forth in Section 3.1(d).

“Information” has the meaning set forth in Section 5.5(i).

“Inspectors” has the meaning set forth in Section 5.5(i).

“Joinder Agreement” means a joinder agreement in substantially the form attached hereto as Exhibit A, pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement.

“Law” means any federal, state, county, local or foreign statute, law, ordinance, regulation, rule, code, order or rule of common law.

“Liquidity Event” means (i) the sale of all or substantially all of the Company’s assets, (ii) the sale or transfer of the outstanding shares of capital stock of the Company, (iii) the merger or consolidation of the Company with another Person, in each case above under circumstances in which the FS Investors as of the Closing Date and the respective members of their Groups beneficially own, directly or indirectly, in the aggregate, less than 35% in voting power of the outstanding capital shares of the Company or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction, or (iv) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

“M&A Transaction” has the meaning set forth in Section 4.2.

“Management Holders” means (i) those employees of the Company and/or Opco or its Subsidiaries that are stockholders of the Company and signatories to this Agreement (including Steven C. Bilt, Bradley Schmidt, Alan Sechrest, Dennis Fratt and Steve Tumbarello), and (ii) each of the respective Permitted Transferees of the foregoing; provided, however, that any Permitted Transferee that is an Other Investor, FS Investor or SPV Holder, or any of their respective Affiliates shall become an Other Investor, FS Investor or SPV Holder, as applicable.

“Material Transaction” means any material transaction in which the Company or any of its subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, tender offer or any other transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the Board reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company’s or such Subsidiary’s ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

“Merger Agreement” has the meaning set forth in the recitals.

“NMS” has the meaning set forth in Section 5.5(n).

“Notice of Offer” has the meaning set forth in Section 2.3(a).

“Offer” has the meaning set forth in Section 2.3(a).

“Offer Period” has the meaning set forth in Section 2.3(a).

“Offered Securities” has the meaning set forth in Section 3.1(a).

“Offeror” has the meaning set forth in Section 2.3(a).

“Opco” has the meaning set forth in the preamble.

“Option” has the meaning set forth in the Merger Agreement.

“Other Investors” means all Stockholders who are not otherwise designated as being an FS Investor, Management Holder or SPV Holder.

“Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares hereunder.

“Other Stockholders” means all Stockholders other than the FS Investors.

“Permitted Transfer” means each Transfer of Stockholder Shares in accordance with the terms of Article VI.

“Permitted Transferee” means any Person (a) to whom a Permitted Transfer is made and (b) that has executed a Joinder Agreement or is already a party to this Agreement.

“Person” shall be construed as broadly as possible and shall include an individual person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

“Preemptive Offer Acceptance Notice” has the meaning set forth in Section 3.1(b).

“Preemptive Offer Notice” has the meaning set forth in Section 3.1(a).

“Preemptive Offer Period” has the meaning set forth in Section 3.1(a).

“Preferred Stock” means the Company’s Series A Redeemable Preferred Stock, $0.01 par value per share.

“Primary Shares” means, at any time, authorized but unissued shares of Common Stock.

“Proposed Transferee” has the meaning set forth in Section 2.3(a).

“Pro Rata Amount” means, with respect to any Stockholder, the quotient obtained by dividing (a) the number of shares of Common Stock held by such Stockholder by (b) the aggregate number of shares of Common Stock held by all Stockholders or class of Stockholders, as applicable (excluding, in both the numerator & denominator, any Common Stock Equivalents).

“Prospectus” means the prospectus included in a Registration Statement, including any amendment or prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Public Offering” means the closing of a public offering of Common Stock pursuant to a Registration Statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of securities issuable pursuant to an employee benefit plan.

“Qualified Public Offering” means a firm commitment underwritten Public Offering in which at least $50,000,000 of net proceeds is paid to the Company and any selling stockholders in such Public Offering.

“Records” has the meaning set forth in Section 5.5(i).

“Refused Securities” has the meaning set forth in Section 3.1(c).

“Registerable Shares” means Restricted Shares that constitute Common Stock.

“Registration Expenses” has the meaning set forth in Section 5.6.

“Registration Statement” means any registration statement of the Company that covers an offering of any Registerable Shares, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Representative” of a Person shall be construed broadly and shall include such Person’s partners, members, officers, directors, managers, investment advisors, employees, agents, advisors, counsel, accountants and other representatives; provided that a competitor of the Company or any Person who is an Affiliate of such a competitor shall not be permitted to be a Representative.

“Requesting Other Stockholders” has the meaning set forth in Section 5.1(a).

“Requisite FS Investors” means, on the date of determination, FS Investors holding a majority of the shares of Common Stock held by all FS Investors (disregarding all Common Stock Equivalents).

“Requisite Holders” means, on the date of determination, the Requisite FS Investors and the Requisite Other Stockholders.

“Requisite Investors” means, on the date of determination, Other Investors holding a majority of the shares of Common Stock held by all Other Investors (disregarding all Common Stock Equivalents).

“Requisite Management Holders” means, on the date of determination, Management Holders holding a majority of the shares of Common Stock held by all Management Holders (disregarding all Common Stock Equivalents).

“Requisite Other Stockholders” means, on the date of determination, Other Stockholders holding a majority of the shares of Common Stock held by all Other Stockholders (disregarding all Common Stock Equivalents).

“Requisite SPV Holders” means, on the date of determination, SPV Holders holding a majority of the shares of Common Stock held by all SPV Holders (disregarding all Common Stock Equivalents).

“Restricted Shares” means any Stockholder Shares. As to any particular Restricted Shares, once issued, such Restricted Shares shall cease to be Restricted Shares when (i) they have been effectively registered under the Securities Act and they have been disposed of in accordance with the Registration Statement covering them, (ii) they are eligible to be sold or distributed pursuant to Rule 144 in a single transaction by any Stockholder without limitation, or (iii) they shall have ceased to be outstanding.

“Rule 144” means Rule 144 (including Rule 144(k) and all other subdivisions thereof) promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar or successor rule then in force.

“Securities” means “securities” as defined in Section 2(1) of the Securities Act and includes, with respect to any Person, such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a Stockholder shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative securities.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“SPV Holders” means, collectively (a) the Gryphon SPV, (b) Gryphon Partners II, L.P., (c) Gryphon Partners II-A , L.P., (d) Gryphon Dental Partners V, L.P. and (e) each of the respective Permitted Transferees of the foregoing; provided, however, that a Permitted Transferee that is an Other Investor, FS Investor or a Management Holder or any of their respective Affiliates, shall become an Other Investor, FS Investor or Management Holder, as applicable.

“Stockholders” means the FS Investors, the Other Investors, the SPV Holders, the Management Holders and any other Person who hereafter becomes a party to this Agreement pursuant to a Joinder Agreement.

“Stockholders’ Counsel” has the meaning set forth in Section 5.5(b).

“Stockholder Shares” means (a) any equity Securities of the Company (including the Common Stock and the Preferred Stock) purchased or otherwise acquired by any Stockholder or (b) any Securities issued or issuable directly or indirectly with respect to the Securities referred to in clause (a) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (i) effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, (ii) sold pursuant to Rule 144 or (iii) cease to be outstanding.

“Subsidiary” means, at any time, with respect to any Person (the “subject person”), any other Person of which either (a) more than fifty percent (50%) of the Securities or other interests entitled to vote in the election of directors or comparable governance bodies performing similar functions or (b) more than a 50% interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the subject person or through one or more Subsidiaries of the subject person.

“Suspension Period” shall have the meaning set forth in Section 5.11.

“Tag-Along Notice” has the meaning set forth in Section 2.2(b).

“Total Enterprise Value” means, (i) with respect to the purchase or sale of Securities with voting control of a particular Person, the fair market value of Securities of such Person at the time of determination, plus the amount of indebtedness of such Person at such time, and (ii) with respect to the purchase or sale of any assets of a business, the fair market value of all consideration paid for such assets, including the amount of any indebtedness assumed by the purchaser of such assets. Total Enterprise Value will be determined by the Board in good faith. In calculating Total Enterprise Value, the Board shall (i) disregard any indemnity obligations and treat all indemnity holdbacks as paid, and (ii) shall calculate the present fair market value of any future consideration, whether absolute or contingent.

“Transfer” of Securities shall be construed broadly and shall include any issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise. Notwithstanding anything to the contrary contained herein, Transfer shall not include (a) the exercise of the right to acquire Common Stock or Preferred Stock pursuant to the Option, or the terms of any warrant, option or other convertible or exercisable Security granted by the Company or (b) the sale or transfer of Stockholder Shares by any Management Holder to the Company or any of its designees hereunder or pursuant to any employment, option, subscription or restricted stock purchase agreement between the Company and such Management Holder or any plan relating to the foregoing.

“Transferee” means a Person acquiring or intending to acquire Stockholder Shares through a Transfer.

“Transferor” means a Stockholder Transferring or intending to Transfer Stockholder Shares.

1.2	Rules of Construction.

The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular Section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to Sections, schedules and exhibits mean the Sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the Section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1 (or in the case of January 29, 30 or 31, the following month shall be March 1).

ARTICLE II

ISSUANCES AND TRANSFERS OF SECURITIES

2.1	Issuances and Transfers of Securities.

(a) The provisions in this Article II shall apply to all Stockholder Shares now owned or hereafter acquired by a Stockholder, including Stockholder Shares acquired by reason of original issuance, dividend, distribution, exchange, conversion and acquisition of outstanding Stockholder Shares from another Person, and such provisions shall apply to any Stockholder Shares obtained by a Stockholder upon the exercise, exchange or conversion of any option, warrant or other derivative Security.

(b) Notwithstanding any other provision in this Agreement to the contrary, no Other Stockholder shall Transfer any Stockholder Shares to any Person until after the 2 year anniversary of the Closing Date, except (i) in connection with a Transfer initiated by an FS Investor pursuant to Section 2.2 or 2.4 or (ii) among the members of any particular Stockholder’s respective Group, subject to (x) such Person being a Permitted Transferee, and (y) in the case of each SPV Holder, (A) such Transfer being for at least $2,000,000 of Stockholder Shares (based upon the original cost of such shares) or 100% of the remaining holdings of such Transferor, if such Transferor then holds less than $2,000,000 of Stockholder Shares; (B) such Transfer will not result in more than six (6) SPV Holders; and (C) the Gryphon SPV has consented to such Transfer; provided, however, that the requirement set forth in clause 2.1(b)(ii)(y)(A) shall not apply to a Transfer of Stockholder Shares from the Gryphon SPV to a member of the Gryphon SPV’s Group if such member (I) would be an investment company under the Investment Company Act of 1940, as amended (the “40 Act”), but for the exceptions provided in Section 3(c)(1) or in Section 3(c)(7) of the 40 Act, and (II) holds or would hold, upon the exercise of the Option or the exercise of any pre-emptive rights pursuant to Section 3.1, 10 per cent or more of the membership interests of the Gryphon SPV.

(c) Notwithstanding anything to the contrary contained herein, no Stockholder shall Transfer any Stockholder Shares to any Person unless such Transfer is done in accordance with applicable Law, including, but not limited to, the Securities Act.

(d) In no event will the Other Stockholders Transfer (either (i) directly or (ii) indirectly via any change in direct or indirect ownership of any Other Stockholder) their Stockholder Shares to a competitor of the Company or Persons who are Affiliates of competitors (other than resulting from Transfers made pursuant to Section 2.2 or Section 2.4).

2.2	Co-Sale Rights.

(a) If at any time an FS Investor proposes to sell, transfer or assign any of its Stockholder Shares (other than to a member of such FS Investor’s Group or pursuant to the Option), then at least thirty (30) days prior to the closing of such proposed transaction, such Transferor shall deliver a written notice (the “Co-Sale Notice”) to all Other Stockholders offering such Other Stockholders the option to participate in such proposed transaction. Such Co-Sale Notice shall specify in reasonable detail the identity of the prospective Transferee (if known) and the terms and conditions of such proposed transaction, including, without limitation, the representations, warranties, indemnification and other agreements and shall be accompanied by the Company’s most recent monthly, quarterly and annual financials delivered in connection with Section 4.3.

(b) Any Other Stockholder may, within fifteen (15) days of the receipt of a Co-Sale Notice, give written notice (each, a “Tag-Along Notice”) to such Transferor stating that such Other Stockholder wishes to participate in such proposed transaction and specifying the amount of Stockholder Shares such Other Stockholder desires to include in such proposed transaction. Such Other Stockholder shall only include Stockholder Shares in the Tag-Along Notice of the same class or type (and in the same proportion) of Stockholder Shares being sold, transferred or assigned by such Transferor.

(c) If no Other Stockholder gives such Transferor a timely Tag-Along Notice with respect to the transaction proposed in the Co-Sale Notice, such Transferor may thereafter consummate the transaction specified in the Co-Sale Notice on terms and conditions set forth therein. If one or more Other Stockholders give such Transferor a timely Tag-Along Notice, then such Transferor shall use all reasonable efforts to cause the prospective Transferee(s) to agree to acquire all Stockholder Shares identified in all Tag-Along Notices that are timely given to such Transferor, upon the same terms and conditions as applicable to such FS Investor’s Stockholder Shares. If the prospective Transferee(s) are unwilling or unable to acquire all Stockholder Shares proposed to be included in such sale upon such terms, then such Transferor may either (i) elect to cancel such proposed transaction or (ii) allocate the maximum number of

Stockholder Shares that each prospective Transferee is willing to purchase among itself and the Other Stockholders giving timely Tag-Along Notices in proportion to each such Stockholder’s Pro Rata Amount (excluding for the purposes of such calculation the Stockholder Shares held by the Other Stockholders who have not delivered a Tag-Along Notice).

2.3 Right of First Refusal.

(a) If any Other Stockholder shall receive a bona fide written offer (an “Offer”), from a Person (a “Proposed Transferee”) to purchase all or a portion of the Stockholder Shares then owned by such Other Stockholder and such Other Stockholder desires to accept the Offer, such Other Stockholder (the “Offeror”) shall, before accepting the Offer, first deliver to the Company and the FS Investors, a written notice (the “Notice of Offer”), which shall include all relevant terms of the Offer including, without limitation, the proposed purchase price (it being agreed that the Offer must be for cash only) and shall be irrevocable for a period of fifteen (15) days after proper delivery thereof to all Persons entitled to receive such notice (the “Offer Period”), offering (the “First Refusal Offer”) to the Company, all of the Stockholder Shares (and in the case of the FS Investors all remaining Stockholder Shares subject to the Offer not elected to be acquired by the Company pursuant to its Notice of Offer) proposed to be Transferred by the Offeror at the purchase price and on the terms specified in the Offer. The Offeror shall also furnish to the Company or the FS Investors, as applicable, such additional information in the Offeror’s possession relating to the Offer as the Company or the FS Investors, as applicable, may reasonably request. The Company and then the FS Investors, as applicable, shall have the first right and option, for a period of fifteen (15) days after delivery of its respective Notice of Offer by the Offeror to accept all of the Stockholder Shares so offered at the purchase price and on the terms stated in their respective Notices of Offer. In the event that the FS Investors have the opportunity to acquire any of such Offeror’s Stockholder Shares subject to the First Refusal Offer pursuant to the terms of this Section 2.3, any FS Investor may accept the Notice of Offer for all of the Stockholder Shares subject to the First Refusal Offer and not being purchased by the Company (and in the event that the FS Investors subscribe for more shares than are available, all of the available shares will be allocated to the FS Investors who want to purchase them based upon their relative Pro Rata Amount (which will be based upon the FS Investors who wish to purchase such shares)) by delivering to the Offeror a notice in writing within fifteen (15) days of receipt of the Notice of Offer. For the avoidance of doubt, in no event shall the Company or any FS Investor be entitled to purchase Stockholder Shares pursuant to the First Refusal Offer unless the Stockholder Shares being purchased by the Company and the FS Investors pursuant to the First Refusal Offer constitute all of the Stockholder Shares subject to the First Refusal Offer.

(b) Transfers of Stockholder Shares under the terms of this Section 2.3 shall be made at the offices of the Company on a mutually satisfactory Business Day within fifteen (15) days after the expiration of the Offer Period. Delivery of certificates or other instruments evidencing such Stockholder Shares, duly endorsed for transfer and free and clear of all liens, claims and other encumbrances, shall be made on such date against payment of the purchase price therefore.

(c) For purposes of this Section 2.3, each FS Investor may aggregate his, her or its Pro Rata Amount among other Stockholders in his, her or its Group to the extent that such other Stockholders in his, her or its Group do not elect to purchase their respective Pro Rata Amounts.

(d) If neither the Company nor the FS Investors shall have accepted all of the Stockholder Shares offered for sale pursuant to the Notice of Offer, then the Offeror may Transfer to the Proposed Transferee the Stockholder Shares that are subject to the Offer on terms not more favorable to the Proposed Transferee than as set forth in the Notice of Offer, at any time within sixty (60) days after the expiration of the Offer Period required by Section 2.3(a). Any such Transfer shall be in compliance with Section 2.1. In the event the Stockholder Shares are not Transferred by the Offeror to the Proposed Transferee on the terms set forth in the Notice of Offer during such 60-day period, the restrictions of this Section 2.3 shall again become applicable to any Transfer of Stockholder Shares by the Offeror.

(e) The provisions of this Section 2.3 shall not apply to Transfers of Stockholder Shares (I) pursuant to Section 2.1(b)(i), Section 2.1(b)(ii), Section 2.2 or Section 2.4, (II) pursuant to Rule 144, or (III) pursuant to an effective Registration Statement.

2.4	Required Sale in Connection with a Sale of the Company.

(a) Subject to the provisions of this Section 2.4, if the Requisite FS Investors at such time propose that the Company consummate (or commit to consummate) a Liquidity Event (an “Approved Sale”), then each Stockholder will agree to consent to and shall raise no objections against the Approved Sale. If the Approved Sale is structured as (i) a merger, recapitalization, consolidation of the Company, or a sale of all or substantially all of the Company’s assets, then each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such transaction and shall vote (and shall use its best efforts to cause the Board to vote) in favor of such Approved Sale or (ii) a sale of the issued and outstanding Stockholder Shares, each Stockholder will, and hereby agrees to, sell his or its Stockholder Shares on the terms and conditions approved by such FS Investors. In each such Approved Sale, the value to be received by the Stockholders shall be allocated among the Stockholders as if the Company was being liquidated and its assets were being distributed in accordance with the liquidation preference sections of the Certificate. All Stockholders and the Company will cooperate fully and in good faith in connection with the conduct of the sale process and the consummation of the Approved Sale and agree to execute such agreements and instruments and take actions reasonably necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Approved Sale that are agreed to by the FS Investors (with the FS Investors being subject to the same terms on a per share basis for the same classes of shares that are owned by the Other Stockholders and being made subject to this Section 2.4); provided, that in the event a buyer requires that certain Stockholders provide an escrow to secure their indemnity obligations because such buyer is not satisfied with the creditworthiness of such Stockholders, then such Stockholders will agree to provide the required escrow even if such escrow is not required from the FS Investors.

(b) The Company shall deliver written notice to each Stockholder setting forth in reasonable detail the terms (including price, time and form of payment) of any Approved Sale (the “Approved Sale Notice”). Within fifteen (15) days following receipt of the Approved Sale

Notice, each Stockholder shall deliver to the Company written notice (in form and substance reasonably satisfactory to the FS Investors) setting forth such Stockholder’s agreement to consent to and raise no objections against, or impediments to, the Approved Sale (including, waiving all dissenter’s and similar rights) and (ii) if the Approved Sale is structured as a sale of stock, to sell its Stockholder Shares on the terms and conditions set forth in the Approved Sale Notice.

(c) The obligations of the Stockholders to participate in any Approved Sale pursuant to this Section 2.4 are subject to the satisfaction of the following conditions:

(d) (i) upon the consummation of the Approved Sale, each Stockholder shall receive the same proportion of the aggregate consideration from such Approved Sale that such holder would have received if such aggregate consideration (net of any proceeds escrowed to secure indemnity claims) had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate as in effect immediately prior to such Approved Sale, giving effect to applicable orders of priority and the provisions of the various agreements relating to stock or options of the Company (it being understood that any proceeds held in escrow and funded by or on behalf of all Stockholders to secure indemnity claims will be distributed in the manner contemplated pursuant to this clause (i) after taking into account all prior distributions pursuant to this clause (i));

(ii) if any Stockholder is given an option as to the form and amount of consideration to be received with respect to Securities in a class, all holders of Securities and of such class will be given the same option;

(iii) each Stockholder will make representations and warranties solely with respect to ownership of its Stockholder Shares, tax status and authority to enter into such Approved Sale.

(iv) in the event that the Stockholders are required to provide any indemnities (including indemnities for representations and warranties made by the Company and its subsidiaries in connection with a Liquidity Event), (a) no Stockholder shall be liable for more than its Pro Rata Amount (based on its ownership of the class of shares responsible for such liability as determined in Section 2.4(d)(iii)(b) below) of any liability for any such indemnities, (b) any such liability shall be payable in reverse order to how proceeds were distributed in accordance with clause (i) above (i.e., based first on the relative value received by the Stockholders in the applicable Approved Sale in respect of their Common Stock, and if such proceeds are not sufficient to cover claims, then, second, based on the relative value received by the Stockholders in the applicable Approved Sale in respect of their Preferred Stock), and (c) any such liability will not exceed the total purchase price received by such Stockholder (net of broker fees) from such purchaser for his or its Stockholder Shares; and

(v) all holders of then-currently exercisable Common Stock Equivalents will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale (but only to the extent such Common Stock Equivalents are then vested or would be vested on an accelerated basis pursuant to the terms of their issuance) and participate in such sale as Stockholders.

(e) If the Company and any of the Stockholders or their Representatives enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder who is not an accredited investor (as term is defined in Rule 501 under the Securities Act) will, at the request of the Company, each appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company.

(f) The reasonable costs and expenses incurred by or on behalf of a Stockholder in connection with a consummated Approved Sale, to the extent such expenses are not otherwise paid by the Company or the acquiring party, shall be paid by all Stockholders from the cash proceeds received by such Stockholders from the Approved Sale in accordance with their respective pro rata percentage (based on the proceeds to be received by such Stockholder).

(g) The restrictions on Transfers of Stockholder Shares set forth in Sections 2.1, 2.2 and 2.3 shall not apply in connection with any Transfer made pursuant to an Approved Sale.

(h) If any Stockholder is in breach of his obligations under this Section 2.4, then, in addition to any other remedies available to the Company or any other Stockholder, the Company may execute, on behalf of such defaulting Stockholder, any agreement, instrument or waiver executed by the non-defaulting Stockholders in connection with an Approved Sale. Each Stockholder appoints the Company as its attorney-in-fact to carry out the intent of this Section 2.4(h), and acknowledges that such power of attorney is coupled with an interest, cannot be terminated without the consent of the Company and is binding on all of such Stockholder’s Transferees of Stockholder Shares.

2.5	Qualified Public Offering.

If required by the FS Investors in connection with any Qualified Public Offering, the holders of Preferred Stock will exchange such shares for Common Stock with a fair market value equal to the amount that would be distributed with respect to such shares of Preferred Stock upon a liquidation of the Company. If any Stockholder is offered the opportunity to convert, exchange or otherwise Transfer any Preferred Stock into or for Common Stock, the Company shall cause each other Stockholder to be offered the same opportunity to convert, exchange or otherwise Transfer its Pro Rata Amount (based on the number of shares of Preferred Stock held by such Stockholder) of Preferred Stock into or for Common Stock.

ARTICLE III

PREEMPTIVE RIGHTS

3.1	General.

(a) If the Company or any Subsidiary of the Company (or any of their respective successors) proposes to issue any Securities (the “Offered Securities”), other than Excluded Securities, to the FS Investors or any of their Affiliates, then the Company shall deliver to each Other Stockholder that is an “accredited investor” (as such term is defined in Rule 501 promulgated under the Securities Act) written notice (which notice shall state the number or amount of the Offered Securities proposed to be issued, the purchase price therefor and any other terms or conditions of the proposed issuance, including any linked or grouped Securities which comprise Offered Securities) of such issuance (the “Preemptive Offer Notice”) at least thirty (30) days prior to the date of the proposed issuance (the “Preemptive Offer Period”). Any Offered Securities issued by any Person other than the Company shall be treated as Stockholder Shares subject to the terms of this Agreement, and such issuer shall become a party to this Agreement.

(b) Each such Other Stockholder shall have the option, exercisable at any time during the Preemptive Offer Period by delivering written notice to the Company (a “Preemptive Offer Acceptance Notice”), to subscribe for the number or amount of such Offered Securities up to its Pro Rata Amount of the total number or amount of Offered Securities proposed to be issued; provided, however, that for purposes of this Section 3.1(b), each Other Stockholder may aggregate, his, her or its Pro Rata Amount among Other Stockholders in his, her or its Group to the extent that such Other Stockholders in his, her or its Group do not elect to purchase their respective Pro Rata Amount of the Offered Securities; and provided, further that solely for purposes of this Section 3.1(b), all SPV Holders shall be deemed to belong to the same Group. The Company shall notify each Other Stockholder within five (5) days following the expiration of the Preemptive Offer Period of the number or amount of Offered Securities which such Other Stockholder has subscribed to purchase.

(c) The Company may issue the part of such Offered Securities as to which Preemptive Offer Acceptances Notices have not been given by the Other Stockholders (the “Refused Securities”) to the FS Investors or their Affiliates in accordance with the terms and conditions set forth in the Preemptive Offer Notice. Any Refused Securities not purchased by such FS Investors or their Affiliates in accordance with this Section 3.1 within thirty (30) days after the date of the Preemptive Offer Notice may not be sold or otherwise disposed of until they are again offered to the Other Stockholders under the procedures specified in this Section 3.1.

(d) Notwithstanding anything to the contrary contained herein, the Company may, in order to expedite the issuance of the Offered Securities hereunder, issue all or a portion of the Offered Securities to any FS Investor or any Affiliate of an FS Investor (each, an “Initial Subscribing Stockholder”), without complying with the provisions of this Section 3.1; provided that, prior to such issuance, either (i) each Initial Subscribing Stockholder agrees to offer to sell to each Other Stockholder such Other Stockholder’s respective Pro Rata Amount of such Offered Securities on the same terms and conditions as issued to the Initial Subscribing Stockholders and in a manner which provides such Other Stockholder with rights substantially similar to the rights set forth in Section 3.1(b) or (ii) the Company shall offer to sell an additional amount of Offered Securities to each Other Stockholder only in an amount and manner which provides such Other Stockholder with rights substantially similar to the rights set forth in Sections 3.1(b). The Initial Subscribing Stockholders or the Company, as applicable, shall offer (in a manner consistent with Section 3.1(b)) to sell such Offered Securities to each Other Stockholder within sixty (60) days after the closing of the purchase of the Offered Securities by the Initial Subscribing Stockholders.

(e) Each Other Stockholder who elects not to purchase all or any portion of the Offered Securities made available to such Other Stockholder pursuant to this Section 3.1 hereby waives any and all rights and claims it may have with respect to or arising out of the Offered Securities and the issuance thereof against the Company, any other Stockholder, the Initial Subscribing Stockholder, if any, and each of their respective Representatives and Affiliates.

(f) The Company agrees not to consummate any offering of equity Securities of the Company prior to the 9 month anniversary of the Closing Date at a per share price that is less than an amount equal to the lesser of (i) fair market value and (ii) the original cost per share at the Closing; provided, that any issuance to a third party in which the FS Investors and their Affiliates acquire less than 50% of the equity Securities issued in such round and that is dilutive to the overall ownership of the FS Investors and its Affiliates in the Company will be conclusively presumed to be at fair market value.

3.2	Excluded Securities.

The rights of the Other Stockholders under Section 3.1 shall not apply to the following Securities issued by the Company or any of its Subsidiaries (or any of their respective successors) at any time (the “Excluded Securities”):

(a) Securities issued to any Person other than an FS Investor or an Affiliate of an FS Investor;

(b) Securities issued as a stock dividend or distribution or upon any stock split or other subdivision or combination of Securities;

(c) Securities issued upon the exercise, conversion or exchange of any derivative Securities of the Company or any of its Subsidiaries (or any of their respective successors), issued without violating this Article III; and

(d) Securities issued in a Public Offering.

ARTICLE IV

CERTAIN COVENANTS

4.1	Board of Directors.

(a) The FS Investors shall be entitled to nominate an unlimited number of Directors and propose their removal.

(b) The SPV Holders shall be entitled to nominate one Director (it being understood that either David Andrews or Kurtis Kaull will be appointed as such Director and the other will be a Board observer, if and when the SPV Holders’ right to appoint an observer arises under Section 4.1(c)) and propose his removal. If requested by the SPV Holders, the Director nominated by the SPV Holders shall also be appointed to the board of directors of Ivory Intermediate Co., Inc. and Bright Now! Dental, Inc., and the Company, the Board and the Stockholders shall take or cause to be taken such actions as may be reasonably required to cause such appointment(s) to occur. The SPV Holders’ rights under this Section 4.1(b) will expire upon the earlier to occur of (A) an initial Public Offering by the Company and (B) the date on which the SPV Holders on the Closing Date, together with any members of their respective Groups, hold less than 50% of the sum of (i) the Common Stock held by all SPV Holders as of the Closing plus (ii) any Common Stock acquired upon exercise of the Option.

(c) If the SPV Holders have exercised at least $10,000,000 in exercise price (valued as of the Closing) of the Option, the SPV Holders will be entitled to have one observer attend Board meetings (it being understood that such observer will be David Andrews or Kurtis Kaull, whoever has not been nominated to the Board in accordance with the terms of Section 4.1(b)). The Company shall (i) give such observer the same notice and information with respect to, and allow such observer to physically attend and participate in discussions at meetings of the Board (it being understood that such observer shall not be permitted to participate in any meetings of the Board telephonically or by other electronic means, unless the Board consents in writing), and (ii) indemnify such observer (and cause the Company’s Subsidiaries to indemnify such observer) to the same extent as if such observer were a director; provided, however, that the observer shall agree to hold all information so provided in confidence and trust and shall comply with Section 4.6; provided, further, that the Company reserves the right to withhold any information and to exclude the observer from any meeting or portion thereof if the Board determines in good faith that access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel. The SPV Holders’ rights under this Section 4.1(c) will expire upon the earlier to occur of (A) an initial Public Offering by the Company and (B) the date on which the SPV Holders on the Closing Date together with any members of their respective Groups, hold less than 50% of the sum of (i) the Common Stock held by all SPV Holders as of the Closing plus (ii) any Common Stock acquired upon exercise of the Option.

(d) A.S.F. Co-Investment Partners II, L.P. (“ASF”), will be entitled to have one observer attend Board meetings. The Company shall (i) give such observer the same notice and information with respect to, and allow such observer to physically attend and participate in discussions at meetings of the Board (it being understood that such observer shall not be permitted to participate in any meetings of the Board telephonically or by other electronic means, unless the Board consents in writing), and (ii) indemnify such observer (and cause the Company’s Subsidiaries to indemnify such observer) to the same extent as if such observer were a director; provided, however, that the observer shall agree to hold all information so provided in confidence and trust and shall comply with Section 4.6; provided, further, that the Company reserves the right to withhold any information and to exclude the observer from any meeting or portion thereof if the Board determines in good faith that access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel. ASF’s rights under this Section 4.1(d) will expire upon the earlier to occur of (A) an initial Public Offering by the Company and (B) the date on which ASF, together with any members of its Group, holds less than 50% of the Common Stock held by ASF as of the Closing.

(e) California State Teachers’ Retirement System (“CALSTERS”), will be entitled to have one observer attend Board meetings. The Company shall (i) give such observer the same notice and information with respect to, and allow such observer to physically attend and participate in discussions at meetings of the Board (it being understood that such observer shall not be permitted to participate in any meetings of the Board telephonically or by other electronic means, unless the Board consents in writing), and (ii) indemnify such observer (and cause the Company’s Subsidiaries to indemnify such observer) to the same extent as if such observer were a director; provided, however, that the observer shall agree to hold all information so provided in confidence and trust and shall comply with Section 4.6; provided, further, that the Company reserves the right to withhold any information and to exclude the observer from any meeting or portion thereof if the Board determines in good faith that access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel. CALSTERS’ rights under this Section 4.1(e) will expire upon the earlier to occur of (A) an initial Public Offering by the Company and (B) the date on which CALSTERS, together with any members of its Group, holds less than 50% of the Common Stock held by CALSTERS as of the Closing.

(f) The individual serving as the Chief Executive Officer of the Company shall also be a Director until such time as such individual is no longer the Chief Executive Officer of the Company. Each Stockholder further agrees that he or it shall vote all Stockholder Shares held by such Stockholder for the election of the Company’s Chief Executive Officer so long as such individual is the Company’s Chief Executive Officer and for the removal of such individual at such time as he/she is no longer serving as the Company’s Chief Executive Officer.

(g) Each nomination or any proposal to remove from the Board any director shall be made by delivering to the Board a notice signed by the party or parties entitled to such nomination or proposal. As promptly as practicable, but in any event upon the earlier of (i) the time immediately prior to the next Board meeting or written consent of the Board or (ii) ten (10) days after delivery of such notice, the Company, the Board and the Stockholders shall take or cause to be taken such actions as may be reasonably required (including, without limitation, amending the Company’s Certificate or By-laws) to cause the election or removal proposed in such notice. Such actions may include calling a meeting or soliciting a written consent of the Board, or calling a meeting or soliciting a written consent of the Stockholders.

(h) At each annual meeting of the holders of any class of Stockholder Shares, and at each special meeting of the holders of any class of Stockholder Shares called for the purpose of electing Directors, and at any time at which holders of any class of Stockholder Shares shall have the right to, or shall, vote for or consent in writing to the election of the members of the Board, each Stockholder shall vote all Stockholder Shares held by such Stockholder for the election to the Board of all individuals nominated in accordance with this Section 4.1 and for the removal from the Board of all Directors proposed to be removed in accordance with this Section 4.1 and shall take all actions reasonably required on its behalf to give effect to the agreements set forth in this Section 4.

(i) Each Stockholder shall use all reasonable efforts to cause each Director originally nominated by such Stockholder to vote for the election to the Board of all individuals nominated in accordance with this Section 4.1.

(j) The Company will schedule and convene four or more meetings of the Board per year at regular time intervals. The Company shall pay the reasonable out-of-pocket expenses incurred by the Directors, and the observers if designated pursuant to Section 4.1(c),

4.l(d) or 4.l(d), in connection with (i) attending the meetings of the Board and all committees thereof and (ii) conducting any other Company business requested by the Company.

4.2	Management Consulting Services and Fees.

(a) Shared Fees. If any FS Investor or any of their Affiliates charge the Company or any of its Subsidiaries management fees, monitoring fees, or placement fees on the issuance of additional Securities, whether equity or debt, or other sponsor-type fees (collectively, “Sponsor Fees”), then an amount equal to the product of (i) the amount of such Sponsor Fees multiplied by (ii) a fraction, the numerator being the number of shares of Common Stock held by the SPV Holders and the denominator being the number of shares of Common Stock held by all FS Investors, SPV Holders and any Other Stockholders who are entitled to share in such Sponsor Fees on similar terms as the SPV Holders (provided, that for these purposes, “Common Stock held” shall not include any Common Stock Equivalents) shall be paid by the Company or its Subsidiaries to an entity (the “SPV Management Entity”) designated by the director nominated pursuant to Section 4.1(b) (or, if no such director is then currently serving on the Board, as designated by the Gryphon SPV). Notwithstanding anything in the foregoing sentence to the contrary, neither the FS Investor nor any of its Affiliates will charge a management fee, monitoring fee or other similar sponsor-type fee (excluding the placement fees described above) (it being understood, however, that M&A Fees (as defined below) will be deemed not to include either management fees, monitoring fees or other similar sponsor-type fee). The FS Investors will be entitled to waive any portion of the Fees (as defined below) that they are entitled to charge pursuant to this Section 4.2. Any Other Stockholders who are entitled to share in Fees as contemplated hereunder shall be treated no more favorably, on a pro rata basis, than the SPV Management Entity.

(b) Non-Shared Fees. The Company acknowledges and agrees that one or more FS Investors (or any of their Affiliates), acting with the consent of the Requisite FS Investors, will be permitted to charge the Company or its Subsidiaries fees (“M&A Fees” and, together with Sponsor Fees, “Fees”) in connection with: (a) the Closing and (b) (i) any merger or acquisition transaction (including any follow-on acquisition by the Company or any Subsidiary) or (ii) any partial or full disposition of any business (including an asset sale) of the Company or any Subsidiary (with each transaction described in the preceding clauses (i) and (ii), an “M&A Transaction”). Any M&A Fees paid in connection with an M&A Transaction shall not be permitted to exceed the following percentages of Total Enterprise Value of the subject transaction: (x) 2% (plus out-of-pocket expenses) for acquisitions and (y) 1% (plus out-of-pocket expenses) for dispositions. The M&A Fees in connection with the Closing shall be $6,500,000 and shall be paid at Closing to Freeman Spogli & Co. V. L.P. (or such other Person or Persons, as directed by Freeman Spogli & Co. V. L.P. at the Closing). All other Fees shall promptly be paid by the Company upon receipt of an invoice. The M&A Fees described in this Section 4.2(b) are for the sole benefit of the FS Investors (or any of their Affiliates) as provided herein and shall not be shared with the SPV Holders or Other Stockholders.

For the purpose of clarity as to the possible allocation of any Fees described in this Section 4.2, if an M&A Transaction were to include a placement of Securities, whether debt or equity, the FS Investor would be permitted to receive a M&A Fee for the M&A Transaction (subject to the above Total Enterprise Value limits) without sharing such M&A Fee with the

SPV Holders; however, if there is also a Fee in connection with the placement of Securities, whether debt or equity, any such Fee would be required to be shared with the SPV Holders as provided in Section 4.2; provided further, however, that the M&A Fee and the Fee for the placement of Securities, whether debt or equity, shall not (in the aggregate) exceed the Total Enterprise Value limits set forth above. The FS Investors will be entitled to waive, on behalf of all Stockholders, any portion of the Fees attributable to the placement of Securities so long as any such waiver is applied on a pro rata basis among the parties otherwise entitled to receive such Fees.

(c) Other Fees Process. To the extent any SPV Holder or Other Investor (or any of their Affiliates) wishes to provide advisory and other customary deal-related services in connection with any potential M&A Transaction of the Company or any Subsidiary, such parties shall be required to present their suggested proposal or opportunity to the FS Investors and the Company in advance of rendering the applicable service. If such proposal or opportunity is accepted by the Company and the Requisite FS Investors, the parties will in good faith negotiate a reasonable and customary fee for such service to be paid upon the terms then agreed. If such proposal or opportunity (including the related fee) is not accepted by the Company and the FS Investors, no fee or other compensation will be owed.

(d) The FS Investors (or their Affiliates, as applicable) shall devote such time to any service provided by such Person pursuant to this Section 4.2 as the FS Investors shall, in its discretion, deem necessary. The FS Investors (or their Affiliates, as applicable) shall have no obligation to the Company or its Subsidiaries as to the manner and time of rendering its services hereunder, and the Company and its Subsidiaries shall have no right to dictate or direct the details of the services rendered hereunder. The FS Investors (or their Affiliates, as applicable) shall perform all such services as an independent contractor of the Company or its Subsidiaries and not as an employee, agent or representative of the Company or its Subsidiaries.

(e) None of the FS Investors, any of their Affiliates, nor their respective Representatives (collectively, the “FS Investor Group”) shall be liable to the Company, Opco or any of their respective Subsidiaries or Affiliates for any loss, liability, damage or expense (collectively, a “Loss”) arising out of or in connection with this Section 4.2 or the performance of services contemplated under this Section 4.2, unless and then only to the extent that such Loss is determined by a court in a final order from which no appeal can be taken, to have resulted solely from the gross negligence or willful misconduct on the part of such member of the FS Investor Group. The FS Investors make no representations or warranties, express or implied, in respect of the services to be provided by the FS Investor Group. Except as the FS Investors may otherwise agree in writing on or after the date hereof: (a) each member of the FS Investor Group shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (i) engage in the same or similar business activities or lines of business as the Company, Opco or any of their respective Subsidiaries or Affiliates and (ii) do business with any client, customer, supplier, lender or investor of, to or in the Company, Opco or any of their respective Subsidiaries or Affiliates; (b) no member of the FS Investor Group shall be liable to the Company, Opco or any of their respective Subsidiaries or Affiliates for breach of any duty (contractual or otherwise) by reason of any such activities or of such person’s participation therein; and (c) in the event that any member of the FS Investor Group acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both (A) the Company,

Opco or any of their respective Subsidiaries or Affiliates, on the one hand, and (B) the FS Investors, on the other hand, or any other person, no member of the FS Investor Group shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company, Opco or any of their respective Subsidiaries or Affiliates and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, Opco or any of their respective Subsidiaries or Affiliates for breach of any duty (contractual or otherwise) by reasons of the fact that any member of the FS Investor Group directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company, Opco or any of their respective Subsidiaries or Affiliates. With respect to this Section 4.2, in no event will any of the parties hereto be liable to any other party hereto for any punitive, exemplary, indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise) other than for the Claims (as defined in Section 4.2(f)) relating to the services which may be provided by the FS Investors under this Section 4.2.

(f) The Company, Opco and their respective Subsidiaries shall defend, indemnify and hold harmless each member of the FS Investor Group from and against any and all Losses arising from any claim by any person with respect to, or in any way related to, this Section 4.2 (including attorneys’ fees) (collectively, “Claims”) resulting from any act or omission of any member of the FS Investor Group except to the extent that such Loss is determined by a court in a final order from which no appeal can be taken to have resulted solely from the gross negligence or willful misconduct of such member of the FS Investor Group. The Company, Opco and their respective Subsidiaries shall defend at their own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, Opco and their respective Subsidiaries or any member of the FS Investor Group, or in which any member of the FS Investor Group may be impleaded with others, upon any Claims, or upon any matter, directly or indirectly, related to or arising out of this Section 4.2 or the performance of the obligations under this Section 4.2 by the FS Investor Group, except that if such damage shall be proven to be result solely from the willful misconduct by a member of the FS Investor Group then such member of the FS Investor Group shall reimburse the Company, Opco and their respective Subsidiaries for the costs of defense and other costs incurred by such Person. Notwithstanding anything to the contrary contained in this Section 4.2, in no event will the liability of the FS Investor Group in connection with this Section 4.2 exceed the aggregate amount of all fees paid to the FS Investors under this Section 4.2.

(g) To the extent that any SPV Holders (or their Affiliates, as applicable) perform services and/or receive Fees pursuant to this Section 4.2, the provisions of the last sentence of Section 4.2(d), Section 4.2(e) and 4.2(f) shall (unless the parties agree in writing otherwise) be applicable to such SPV Holders, any of their Affiliates, and their respective Representatives (collectively, the “SPV Group”) to the same extent as such sections are applicable to the FS Investors and the FS Investor Group, respectively.

4.3	Information Rights.

(a) From the date hereof until the Expiration Date, (i) the Company agrees to deliver to the SPV Holders the Company’s: (i) audited annual financial statements and unaudited quarterly financial statements, (ii) annual business plans showing monthly projected financials and (iii) unaudited monthly financial statements, in each case with respect to each of the items in the foregoing clauses (i), (ii) and (iii), promptly when such items are available, and in any event no later than when such items are provided to the Company’s lenders pursuant to the Company’s principal credit agreement.

(b) After the date hereof, the Gryphon SPV (for so long as the SPV Holders hold at least 25% of the Stockholder Shares held by all of the original SPV Holders (after giving effect to the exercise of the portion of the Option that has actually been exercised)), any Other Stockholder holding Stockholder Shares with an original issuance price of at least $5 million, and Steve Bilt (during such time as he holds all of the Stockholder Shares held by him at the Closing), will be entitled to receive the Company’s: (i) audited annual financial statements and unaudited quarterly financial statements, (ii) annual business plans showing monthly projected financials and (iii) unaudited monthly financial statements, in each case with respect to each of the items in the foregoing clauses (i), (ii) and (iii), promptly when such items are available, and in any event no later than when such items are provided to the Company’s lenders pursuant to the Company’s principal credit agreement. In addition, the Company agrees that such SPV Holders and Other Stockholders will be entitled to inspect the books of account, records and properties of the Company and its Subsidiaries at such times as such holder may reasonably request and will be entitled to receive any other written information that the lenders under the Company’s principal credit agreement are entitled to receive (other than borrowing base and covenant compliance certificates and similar lender items).

4.4	Control of Gryphon SPV.

Gryphon SPV agrees (i) that, for so long as the Gryphon SPV holds Stockholders Shares, Gryphon Dental Advisors IV, LLC, or an Affiliate of Gryphon Dental Advisors IV, LLC, will maintain Control of the Gryphon SPV at all times and (ii) that the Gryphon SPV will maintain the sole right (via appropriate proxies) to vote the Stockholder Shares held by any SPV Holder (including, without limitation, after any Transfer of such Stockholder Shares); provided, however, that clause (ii) shall not apply to any Stockholder Shares Transferred pursuant to Section 2.2, Section 2.3, Section 2.4, Rule 144 or a Registration Statement.

4.5	Protective Provisions

(a) Without the approval of the Requisite SPV Holders, the Company and the FS Investors agree that they shall not take any action to alter or change the rights, preferences or privileges of the shares of the Common Stock or the Preferred Stock held by the SPV Holders, unless the same alterations or changes are also made to all Stockholder Shares of the same class or classes that are held by the FS Investors and their Affiliates.

(b) The Company shall not take any action that the Requisite FS Investors have objected to in writing, except as required by law or contract.

(c) The Company is engaged, directly or through one or more subsidiaries, in a business which qualifies the Company as an “operating company” under the applicable “plan asset” regulations of the Employee Retirement Income Security Act of 1974, as amended, and the Company will, at all times during the term of this Agreement, continue to be engaged in such a business.

4.6	Confidentiality.

Except as compelled by law, rule or regulation or administrative or judicial process or proceeding, each Stockholder agrees to not use for its own benefit (except in evaluating the Company and investment and business decisions relating thereto) or disclose to anyone information furnished to it by or on behalf of the Company or its Subsidiaries; provided, however, that any information which (a) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by such Stockholder in violation of this Section 4.6), (b) has been independently developed or derived by such Stockholder or (c) was or becomes available to such Stockholder on a nonconfidential basis from any Person who is (i) not an employee, director or Affiliate of the Company, (ii) not an advisor, consultant, investment banker, commercial banker, lawyer, accountant or other Representative (or any employee or agent of any of the foregoing) which, in each case, is or has been providing services to the Company or its Subsidiaries, or (iii) to the knowledge of such Stockholder, not otherwise bound by a confidentiality agreement with the Company, shall not be considered to be confidential or proprietary information. If such Stockholder is compelled by law, rule or regulation, or administrative or judicial process or proceeding to disclose any information of the Company or its Subsidiaries, such Stockholder shall promptly inform the Company of any such required disclosure so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 4.6. In the absence of a protective order or other remedy or the receipt of a waiver, such Stockholder may, without liability hereunder, disclose that portion of such information that such Stockholder reasonably concludes in good faith, after consulting with such Stockholder’s counsel, is reasonably necessary to avoid committing a violation of law or regulatory or judicial process. However, such Stockholder must exercise reasonable efforts to preserve the confidentiality of such information, including, by cooperating with the Company’s or its Subsidiary’s reasonable efforts to obtain an appropriate protective order or other assurance that confidential treatment will be accorded such information. A Stockholder may disclose Company information to (i) a Permitted Transferee who enters into a confidentiality agreement with the Company on terms reasonably acceptable to the Company or (ii) its Representatives who need to know such information to assist such Stockholder. Each Stockholder agrees to cause its Representatives who have received information to comply with this Section 4.6 as if such Representative was a Stockholder. Each Stockholder will be liable for a breach of this Section 4.6 by its Representatives. Notwithstanding the foregoing, such information may be disclosed (i) as may be required by a Stockholder to its Affiliates and advisors for the purpose of providing return and performance information on internal portfolio investments, consistent with past practice and as otherwise required by governmental regulatory agencies or self-regulating bodies, (ii) as may be required by such Stockholders’ Affiliates to their Affiliates and advisors for the purpose of providing return and performance information on internal portfolio investments, consistent with past practice and as otherwise may be required by governmental regulatory agencies or self-regulating bodies, and (iii) to bona-fide prospective purchasers who propose to acquire Stockholder Shares from a Stockholder and to whom such Stockholder Shares may be transferred without violating Section 2.1(d) of this Agreement, provided that for disclosures pursuant to clauses (i), (ii) and (iii) above, such Stockholder, its Affiliates and advisors shall require that any transferee of such information keep such information confidential, consistent with this Section 4.6 and such Stockholder shall remain liable for a breach of this Section 4.6 by the recipient of such confidential information. In addition, (i) an SPV Holder may disclose such information to its limited partners or members for the purpose of providing return and performance information on internal portfolio investments, consistent with past practice or as otherwise may be required by governmental regulatory agencies or self-regulating bodies, (ii) the Gryphon SPV may disclose to its Affiliate(s) and such Affiliate(s) may disclose to prospective investors in any new investment fund(s) being formed by such Affiliate(s) the cost basis of its Stockholder Shares, the realized and unrealized gain (loss) on such Stockholder Shares and performance metrics based upon the relationship between cost and gain(loss), such as IRR and gain/cost ratio (but not any financial information or projections of the Company or any information forming the basis for deriving such costs, actual returns or value), and (iii) the Gryphon SPV may disclose confidential information to bona-fide prospective investors in the Gryphon SPV, provided in each case that (x) the recipients of such information shall keep such information confidential consistent with this Section 4.6, (y) such recipient would not be prohibited from being a Transferee of Stockholder Shares from an Other Stockholder as a result of the conditions set forth in Section 2.1(d) and (z) the disclosing Stockholder remains liable for a breach of this Section 4.6 by such recipient.

ARTICLE V

REGISTRATION RIGHTS

5.1	Required Registration.

(a) At any time after the Requisite FS Investors (the “Requesting Stockholders”) shall request that the Company effect the registration of Registrable Shares under the Securities Act, the Company shall promptly use its best efforts to effect the registration (to be effected as a shelf registration if so requested by the Requesting Stockholders) under the Securities Act of such Registrable Shares.

(b) Notwithstanding anything contained in this Section 5.1 to the contrary, the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

(i) The Company shall not be obligated to use its best efforts to file and cause to become effective more than three (3) registration statements initiated pursuant to Section 5.1(a) above on Form S-1 promulgated under the Securities Act (or any successor form thereto); provided, however, if the Requesting Stockholders are unable to sell at least a majority of the Registrable Shares requested by such Requesting Stockholders to be included in any registration pursuant to Section 5.1(a) as a result of an underwriter’s cutback pursuant to Section 5.1(b)(iii), then such registration shall not count as a requested registration for purposes of this Section 5.1(b)(i).

(ii) The Company may delay the filing or effectiveness of any registration statement for a period of up to 90 days after the date of a request for registration pursuant to Section 5.1(a) or Section 5.3 if at the time of such request: (X) the Company is engaged, or has fixed plans to engage within 90 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares have been or will be permitted to include all the Registrable Shares so requested to be registered pursuant to Section 5.2 or (Y) the Board reasonably determines that such registration and offering would interfere with any Material Transaction involving the Company; or (Z) within the last 45 days the Company has completed a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares were permitted to include all the Registrable Shares requested to be registered pursuant to Section 5.2; provided, however, that the Company shall only be entitled to invoke its rights under this Section 5.1(b)(ii) one time during any 12-month period without the consent of Requesting Stockholders;

(iii) With respect to any registration pursuant to this Section 5.1 or Section 5.3, (a) the Company shall give prompt notice of such registration to each Other Stockholder and shall offer to and shall include in such proposed registration any Registrable Shares requested to be included in such proposed registration by each Other Stockholder provided that such Other Stockholder responds in writing to the Company’s notice within thirty (30) days after delivery by the Company of such notice (which response shall specify the number of Registrable Shares such Other Stockholder is requesting to include in such registration), and (b) the Company may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:

(A) first, the Registrable Shares owned by the Stockholders (including those requesting registration pursuant to Section 5.1 and Section 5.2), pro rata based upon the number of Registrable Shares owned by the Stockholders; provided, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares proposed to be included in such registration would materially adversely affect the offering and sale (including pricing) of all such Securities, then the number of Registrable Shares to be included in such registration shall be allocated among the Stockholders on a pro rata basis in accordance with the number of Registrable Shares owned by the Stockholder who has requested inclusion;

(B) second, the Primary Shares; and

(C) third, the Other Shares;

provided, that at the election of the Company, with the consent of Requesting Stockholders, (i) any registration pursuant to this Section 5.1 may be converted into a registration pursuant to Section 5.2 or (ii) the Primary Shares may be set at the same priority level as the Registrable Shares thereby being cutback on a pro rata basis based upon the number of

Registrable Shares and Primary Shares requested to be included in such Registration Statement by the Stockholders and the Company.

(c) If the holders of the Registrable Shares requesting to be included in a registration pursuant to Section 5.1(a) or Section 5.3 so elect, the offering of such Registrable Shares pursuant to such registration shall be in the form of an underwritten offering. The Requesting Stockholders shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the lead managing underwriter or underwriters in connection with such offering.

(d) At any time before the registration statement covering such Registrable Shares becomes effective, the holders of a majority of such shares may request the Company to withdraw or not to file the registration statement. In that event, unless such request of withdrawal was caused by, or made in response to, (i) a material adverse effect or a similar event related to the business, properties, condition, or operations of the Company not known (without imputing the knowledge of any other Person to such holders) by the Requesting Stockholders at the time their request was made, or other material facts not known to such Requesting Stockholders at the time their request was made, or (ii) a material adverse change in the financial markets, the holders of Registrable Securities shall be deemed to have used one of their registration rights under Section 5.1(a); provided, however, that such withdrawn registration shall not count as a requested registration pursuant to Section 5.1(a) for purposes of Section 5.1(b)(i) above if the Company shall have been reimbursed (pro rata by the Requesting Stockholders) for all out-of-pocket expenses incurred by the Company in connection with such withdrawn registration.

(e) If, after it has become effective, (i) such registration statement has not been kept continuously effective for a period of at least 180 days (or such shorter period which will terminate when all the Registrable Shares covered by such registration statement have been sold pursuant thereto), (ii) such registration requested pursuant to Section 5.1(a) becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived, other than by reason of some act or omission by the Requesting Stockholders, such registration shall not count as a requested registration pursuant to Section 5.1(a).

5.2	Piggyback Registration.

(a) If the Company, at any time, proposes for any reason to register any of its Primary Shares (in any event either for its own account or for the account of other security holders) under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto), it shall give written notice to the Stockholders of its intention to so register such Primary Shares at least 30 days before the initial filing of the registration statement related thereto and, upon the request, delivered to the Company within 20 days after delivery of any such notice by the Company, of the Stockholders to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter, if any, advises the Company that the inclusion of all Primary Shares and Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the shares of Common Stock proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the order set forth below:

(i) first, the Primary Shares;

(ii) second, the Registrable Shares owned by the Stockholders requesting that their Registrable Shares be included in such registration pursuant to the terms of this Section 5.2, pro rata based upon the number of Registrable Shares owned by each such Stockholder at the time of such registration; and

(iii) third, the Other Shares.

(b) No registration effected pursuant to this Section 5.2 shall relieve the Company of its obligation to effect any registration upon request under Section 5.1 hereof, nor shall any registration hereunder be deemed to have been effected pursuant to Section 5.1. The Company will pay all expenses of registration in connection with each registration pursuant to this Section 5.2.

(c) The number of requests permitted by the Stockholders pursuant to this Section 5.2 shall be unlimited.

5.3	Registration on Form S-3.

(a) Subject to Section 5.3(c), at such time as the Company shall have qualified for the use of Form S-3, the FS Investors shall have the right to request registrations on Form S-3, and to effect a registration under the Securities Act of Registrable Shares in accordance with this Section 5.3.

(b) If the Company shall be requested in writing by the FS Investors to effect a registration under the Securities Act of Registrable Shares in accordance with this Section 5.3, then the Company shall promptly give written notice of such proposed registration to each Other Stockholder and shall offer to and shall include in such proposed registration any Registrable Shares requested to be included in such proposed registration by each Other Stockholder provided that such Other Stockholder responds in writing to the Company’s notice within thirty (30) days after delivery by the Company of such notice (which response shall specify the number of Registrable Shares such Other Stockholder is requesting to include in such registration). The Company shall promptly use its commercially reasonable efforts to effect such registration on Form S-3 of the Registrable Shares that the Company has been so requested to register.

(c) The Company shall not be obligated to effect any registration under the Securities Act requested by the FS Investors under this Section 5.3 if the anticipated gross offering price of all Registrable Shares to be included therein would be less than $5,000,000.

(d) The FS Investors have an unlimited number of requests under this Section 5.3.

5.4	Holdback Agreement.

(a) If the Company at any time shall register an offering and sale of shares of Common Stock under the Securities Act in an underwritten offering (i) pursuant to an initial Public Offering or (ii) pursuant to any other registration under the Securities Act (other than on Form S-4 or Form S-8), the Stockholders shall not sell, make any short sale of, grant any option for the purchase of, or otherwise Transfer any Registrable Shares (other than (A) those Registrable Shares included in such registration pursuant to Sections 5.1, 5.2 or 5.3; (B) a Transfer without consideration by a Stockholder that is a limited liability company or limited partnership to its members, partners or investment advisors; or (C) subject to the consent of the underwriters, a Permitted Transfer to a member of such Transferor’s Group) without the prior written consent of the Company for a period and other terms as shall be determined by the managing underwriters and that is for the same period and on substantially similar terms as agreed to by the FS Investors.

(b) If the Company at any time pursuant to Section 5.1 shall register under the Securities Act an offering and sale of Registrable Shares held by Stockholders for sale to the public pursuant to an underwritten offering, the Company shall not, without the prior written consent of the lead underwriters for such offering, effect any public sale or distribution of Securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the managing underwriters and that is for the same period and on substantially similar terms as agreed to by the FS Investors.

5.5	Preparation and Filing.

If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of an offering and sale of any Registrable Shares, the Company shall, as expeditiously as practicable:

(a) use its best efforts to cause a Registration Statement that registers such offering of Registrable Shares to become and remain effective for a period of 120 days or until all of such Registrable Shares have been disposed of (if earlier);

(b) furnish, at least five (5) Business Days before filing a Registration Statement that registers such Registrable Shares, a Prospectus relating thereto and any amendments or supplements relating to such Registration Statement or Prospectus, to one counsel selected by the FS Investors for the benefit of the Stockholders whose Registrable Shares are to be covered by such Registration Statement (the “Stockholders’ Counsel”), copies of all such documents proposed to be filed (it being understood that such 5 Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Stockholders whose Registrable Shares are to be covered by such Registration Statement may reasonably propose;

(c) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of at least 180 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the offering and sale or other disposition of such Registrable Shares;

(d) notify the Stockholders’ Counsel promptly in writing of (i) any comments by the Commission with respect to such Registration Statement or Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto; (ii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose; and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(e) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things that may reasonably be necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5.5(e);

(f) furnish to each seller of such Registrable Shares such number of copies of a summary Prospectus or other Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request in order to facilitate the public offering and sale or other disposition of such Registrable Shares;

(g) use its best efforts to cause such offering and sale of Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

(h) notify on a timely basis each seller of such Registrable Shares at any time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in Section 5.5(b) of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) make available for inspection by any seller of such Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall reasonably be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement; (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; (C) such Information has been made generally available to the public; or (D) the seller of Registrable Shares agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential).

Notwithstanding the foregoing, the Company shall not disclose material nonpublic information to sellers of Registrable Shares, or to advisors to or representatives of such sellers, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides such sellers, advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review;

(j) use its best efforts to obtain from its independent certified public accountants a “cold comfort” letter addressed to the selling Stockholders, the Company’s Board of Directors, and the underwriter, if any, in customary form and covering such matters of the type customarily covered by cold comfort letters;

(k) use its best efforts to obtain, from its counsel, an opinion or opinions in customary form (which shall also be addressed to the Stockholders selling Registrable Shares in such registration);

(l) provide a transfer agent and registrar (which may be the same Person and which may be the Company) for such Registrable Shares;

(m) issue to any underwriter to which any seller of Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(n) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for quotation on the automated quotation system of the NASDAQ, National Market System (“NMS”), or such other national securities exchange as the holders of a majority of such Registrable Shares included in such registration shall request;

(o) register such Registrable Shares under the Exchange Act, and otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than eighteen (18) months after the effective date, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(p) use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

5.6	Expenses.

Except as expressly provided otherwise, all expenses incident to the Company’s performance of or compliance with Sections 5.1, 5.2, 5.3 and 5.5, including, without limitation, (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and the NASD (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of the NASD); (b) all fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters or Stockholders in connection with “blue sky” qualifications of the Registrable Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or the Requisite Investor Stockholders may designate); (c) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses, all fees and disbursements of counsel for the Company and of all independent certified public accountants of the issuer (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (d) Securities Act liability insurance if the Company so desires or the underwriters so require; (e) all fees and expenses incurred in connection with the listing of the Registrable Shares on any securities exchange and all rating agency fees; (f) all reasonable fees and disbursements of one lead counsel (plus appropriate special and local counsel) selected by the Requisite FS Investors for the benefit of all Stockholders whose Registrable Shares are to be covered by such Registration Statement to represent such Persons in connection with such registration (it being understood that all other expenses incurred by a Stockholders shall be borne by such Stockholder); (g) all fees and disbursements of underwriters customarily paid by the issuer or sellers of securities, excluding underwriting fees, commissions, discounts and allowances, if any, and fees and disbursements of counsel to underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Registrable Shares under the securities or “blue sky” laws of any state); and (h) fees and expenses of other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company, regardless of whether the Registration Statement becomes effective. In addition, the Company will, in any event, pay its internal expenses

(including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

5.7	Indemnification.

(a) In connection with any registration of any offering and sale of Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such Registrable Shares, each underwriter, broker or any other Person acting on behalf of such seller, each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and each Representative of any of the foregoing Persons, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject, whether commenced or threatened, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any offering and sale of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action required or inaction of the Company in connection with such registration or qualification under such state securities or blue sky laws, and the Company shall promptly reimburse such seller, underwriter, broker, controlling Person or Representative for any legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any such Person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, amendment thereto, or any document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Person, or a Person duly acting on their behalf, specifically for use in the preparation thereof; provided, further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement or allegedly untrue statement in, or omission or alleged omission made in any Prospectus but eliminated or remedied in the final Prospectus (filed pursuant to Rule 424 of the Securities Act) or any amendment or supplement thereof, such indemnity agreement shall not inure to the benefit of any indemnified party from whom the Person asserting any loss, claim, damage, liability or expense purchased the Registrable Shares which are the subject thereof, if a copy of such final Prospectus, amendment or supplement had been timely made available to such indemnified person and such final Prospectus, amendment or supplement was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Shares to such Person.

(b) In connection with any registration of an offering and sale of Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares severally, and not jointly, shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.7(a)) the Company, each underwriter or broker involved in such offering, each other seller of Registrable Shares under such Registration Statement, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and any Representative of the foregoing Persons with respect to any untrue statement or allegedly untrue statement in or omission or alleged omission from such Registration Statement, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any such offering and sale of Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller or a Person duly acting on such seller’s behalf specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 5.7, such indemnified party will, if a claim in respect thereof is not made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is materially prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded (based upon the written advice of counsel) that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or in conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 5.7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any one lead counsel (plus appropriate special and local counsel) retained by the indemnified party that are reasonably related to the matters covered by the indemnity agreement provided in this Section 5.7; provided further that, if there is more than one indemnified party, then the indemnifying party shall only be required to reimburse the expenses for the lead counsel (plus appropriate special and local counsel) approved in writing by the indemnified party or parties (as applicable) holding a majority of the Registerable Shares held by all indemnified parties.

(d) If the indemnification provided for in this Section 5.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim,

damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraud shall be entitled to indemnification or contribution hereunder.

(e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Registrable Shares.

5.8	Underwriting Agreement.

(a) Notwithstanding the provisions of Sections 5.4, 5.5 and 5.7, to the extent that the Stockholders selling Registrable Shares in a proposed registration shall enter into an underwriting or similar agreement that contains provisions covering one or more issues addressed in such Sections of this Agreement, the provisions contained in such Sections of this Agreement addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Company if the Company is not a party to the underwriting or similar agreement.

(b) If any registration pursuant to Sections 5.1 or 5.3 is requested to be an underwritten offering, the Company shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Company shall be entitled to receive indemnities from lead institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customarily given their role in such distribution.

(c) No Stockholder may participate in any registration hereunder that is underwritten unless such Stockholder agrees to sell such Stockholder’s Registrable Shares proposed to be included therein on the basis provided in any underwriting arrangements reasonably acceptable to the Company in the case of an offering of Primary Shares, or, in the case of an offering pursuant to Section 5.1 hereof, reasonably acceptable to the Company and the Requesting Stockholders.

5.9	Information by Holder.

Each holder of Registrable Shares to be included in any registration shall furnish to the Company and the managing underwriter such written information regarding such holder and the distribution proposed by such holder as the Company or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. Each Stockholder shall, as expeditiously as possible, notify the Company of the occurrence of any event concerning such Stockholder as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.10	Exchange Act Compliance.

From and after the date a registration statement is filed by the Company pursuant to the Exchange Act relating to any class of the Company’s Securities and shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission that are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with each Stockholder in supplying such information as may be necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

5.11	Suspension.

Anything contained in this Agreement to the contrary notwithstanding, the Company may (not more than once with respect to any registration) with the written consent of the Requisite FS Holders, by notice in writing to each holder of Registrable Shares to which a Prospectus relates, require such holder to suspend, for up to 90 days (the “Suspension Period”), the use of any Prospectus included in a registration statement filed under Sections 5 if a Material Transaction exists that would require an amendment to such registration statement or supplement to such Prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under Section 13 of the Exchange Act). The period during which such Prospectus must remain effective shall be extended by a period equal to the Suspension Period. The Company may (but shall not be obligated to) withdraw the effectiveness of any registration statement subject to this provision.

ARTICLE VI

SECURITIES LAW COMPLIANCE; LEGENDS

6.1	Restriction on Transfer.

In addition to any other restrictions on the Transfer of any Stockholder Shares contained in this Agreement, the Stockholders shall not Transfer any Stockholder Shares except in compliance with the conditions specified in this Article VI.

6.2	Restrictive Legends.

Each certificate for Stockholder Shares shall (unless otherwise provided by the provisions of Section 6.4) be stamped or otherwise imprinted with a legend in substantially the following terms:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.”

6.3	Notice of Transfer.

The holder of any Stockholder Shares, by his or its acceptance or purchase thereof, agrees, prior to any Transfer of any such Stockholder Shares (except pursuant to an effective Registration Statement), to give written notice to the Company of such holder’s intention to effect such Transfer and agrees to comply in all other respects with the provisions of this Article VI. Each such notice shall describe the manner and circumstances of the proposed Transfer and, unless waived by the Company, shall be accompanied by the written opinion, addressed to the Company, of counsel for the holder of such Stockholder Shares (which counsel shall be reasonably satisfactory to the Company), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration of such Stockholder Shares under the Securities Act. Each certificate or other instrument evidencing the Stockholder Shares issued upon the Transfer of any Stockholder Shares (and each certificate or other instrument evidencing any untransferred balance of such Stockholder Shares) shall bear the legend set forth in Section 6.2) unless (i) in such opinion of such counsel registration of future transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legend.

6.4	Removal of Legends, Etc.

Notwithstanding the foregoing provisions of this Article VI, the restrictions imposed by Sections 6.1, 6.2 and 6.3 upon the transferability of any Stockholder Shares shall cease and terminate when (a) such Stockholder Shares are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a Registration Statement or are sold or otherwise disposed of in a transaction contemplated by Section 6.3 which does not require that the Stockholder Shares transferred bear the legend set forth in Section 6.2, or (b) the holder of such Stockholder Shares has met the requirement of Transfer of such Stockholder Shares pursuant to Rule 144(k). Whenever the restrictions imposed by Sections 6.1, 6.2 and 6.3 shall terminate, as herein provided, the holder of any Stockholder Shares shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 6.2 and not containing any other reference to the restrictions imposed by Sections 6.1, 6.2 and 6.3.

6.5	Additional Legend.

(a) Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT DATED AS OF MAY 24, 2005 (THE “AGREEMENT”), AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS. THE TERMS OF THE AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS. A COPY OF THE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b) The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with the terms of this Agreement.

6.6	Future Stockholders.

Unless the Requisite FS Investors agree otherwise, whenever the Company or any of its Subsidiaries issues or otherwise sells Securities issued by the Company to any Person who is not a Stockholder, it will obtain a Joinder Agreement from such Person and, if such Person is an individual, a spousal consent from such Person’s spouse in the form attached as Exhibit B hereto. Such Person shall become an Other Investor, unless such Person is: (i) an Affiliate of an FS Investor, in which case such Person shall become an FS Investor; (ii) an Affiliate of an SPV Holder or a member of the Gryphon SPV’s Group, in which case such Person shall become an SPV Holder; or (iii) an employee of the Company or any of its Subsidiaries or an Affiliate of such employee, in which case such Person shall become a Management Holder (it being understood that clause (iii) supersedes clauses (i) and (ii) above).

ARTICLE VII

AMENDMENT AND WAIVER

7.1	Amendment.

Except as expressly set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of (a) the Company and (b) the Requisite Holders; provided, however, that any amendment (i) that adversely affects any rights of the SPV Holders, the Other Investors or the Management Holders (unless all of the Other Stockholders are entitled to the same rights and such rights of the Other Stockholders are being affected in the same manner and to the same extent as the rights of the SPV Holders, the Other Investors or Management Holders, as applicable, are being affected), or that treats such SPV Holders, the Other Investors or Management Holders differently from Other Stockholders, shall require the consent of the Requisite SPV Holders, the Requisite Investors or Requisite Management Holders, as applicable, (ii) to Section 4.l (f) shall require the consent of the Company’s then current Chief Executive Officer at the time such amendment is made, (iii) that adversely affects any rights expressly and Uniquely reserved for Bilt shall require his consent, (iv) that modifies or amends any provision of Section 2.2 in any manner that would diminish the rights of A.S.F. Co-Investment Partners II, L.P., shall require such Stockholder’s written consent (such consent not to be unreasonably withheld or delayed), (v) that modifies or amends any provision of Section 2.2 in any manner that would diminish the rights of CALSTERS, shall require such Stockholder’s written consent (such consent not to be unreasonably withheld or delayed) and (vi) that modifies or amends any provision of Section 2.2, Section 3.1 or Sections 5.1 – 5.3 in any manner that would diminish the rights of the SPV Holders, shall require the written consent of the Requisite SPV Holders (such consent not to be unreasonably withheld or delayed).

7.2	Waiver.

No course of dealing between the Company and the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement, nor shall it be construed to limit, waive, amend or alter the terms and provisions of the Credit Agreement of even date herewith of Bright Now! Dental, Inc. (“BND”) and related parties (the “Credit Agreement”) and related Loan Documents (as defined in the Credit Agreement) or any rights or remedies available to any Stockholder and its Affiliates as creditors of BND or its Affiliates thereunder. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

ARTICLE VIII

TERMINATION

The provisions of this Agreement will terminate upon the earlier to occur of (i) the date that no stockholder Shares are outstanding, (ii) the effective date of a Qualified Public Offering by the Company or (iii) consummation of a Liquidity Event; provided, that Article I [Definitions; Rules of Construction], Article V [Registration Rights] Article VI [Securities Law Compliance; Legends], Article VII [Amendment and Waiver], Article VIII [Termination] and Article IX [Miscellaneous] will survive after a Qualified Public Offering.

ARTICLE IX

MISCELLANEOUS

9.1	Severability.

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.2	Entire Agreement.

This Agreement and the other agreements referred to herein and to be executed and delivered in connection herewith embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among the parties, written or oral, which may relate to the subject matter hereof or thereof in any way.

9.3	Independence of Agreements and Covenants.

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial agreement or covenant.

9.4	Successors and Assigns.

Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares. Except as specifically set forth herein, the Company may not assign its rights or obligations hereunder without the prior written consent of the Requisite FS Investors.

9.5	Counterparts; Facsimile Signatures; Validity.

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

9.6	Remedies.

(a) Each Stockholder shall have all rights and remedies reserved for such Stockholder pursuant to this Agreement and all rights and remedies which such holder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b) The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceedings.

(c) It is acknowledged that it will be impossible to measure in money the damages that would be suffered by any party hereto if any other Person party hereto fails to comply with any of the obligations imposed on it upon them in this Agreement and that in the event of any such failure, the aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such aggrieved party shall, therefore, be entitled to equitable relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

9.7	Notices.

All notices, amendments, waivers or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail with postage prepaid, return receipt requested, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to the Company:

c/o Freeman Spogli & Co.

11100 Santa Monica Boulevard

Suite 1900

Los Angeles, CA 90025

Attention: Frederick Simmons

Fax Number: (310) 444-1870

with a copy to:

O’Melveny & Myers LLP

1999 Avenue of the Stars, Suite #700

Los Angeles, CA 90067

Attention: Steven L. Grossman, Esq.

Fax Number: (310) 246-6779

(b) if to any Stockholder, to it at its address set forth on Schedule I attached hereto; or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been given and received (a) when delivered, if personally delivered; (b) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy); (c) on the next Business Day after dispatch, if sent by nationally recognized overnight courier guaranteeing next Business Day delivery; and (d) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

9.8	Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. EACH PARTY AGREES AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE CHANCERY COURT OF THE STATE OF DELAWARE, COUNTY OF NEW CASTLE OR, IF SUCH COURT DOES NOT HAVE JURISDICTION OVER THE SUBJECT MATTER OF SUCH PROCEEDING OR IF SUCH JURISDICTION IS NOT AVAILABLE, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, FOR THE PURPOSES OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING RELATING HERETO, THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS. EACH PARTY IRREVOCABLY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY SUCH COURT.

9.9	Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO

FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.10	Further Assurances.

Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby or thereby.

9.11	Conflicting Agreements.

No Stockholder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Stockholder Shares on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Stockholders or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of Stockholder Shares in a manner which is inconsistent with this Agreement.

9.12	Third Party Reliance.

(a) Anything contained herein to the contrary notwithstanding, the covenants of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Stockholders to enter into this Agreement (and the Company acknowledges that the Stockholders have expressly relied thereon) and (b) are solely for the benefit of the Stockholders. Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any thereof other than the Stockholders, shall be a third party or other beneficiary of such covenants and no such third party shall have any rights of contribution against the Stockholders or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise.

(b) None of the provisions hereof shall create, or be construed or deemed to create, any right to employment in favor of any Person by the Company or any of its Subsidiaries.

9.13	Joinder of Spouses.

All individual Stockholders who are married shall, concurrent with their execution of this Agreement, deliver an executed spousal consent in the form attached hereto as Exhibit B.

*******

IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders’ Agreement as of the date first written above.

IVORY HOLDCO, INC.

By:
Name:
Title:

FS EQUITY PARTNERS V, L.P.

By:	FS Capital Partners V, LLC, its General Partner

By:
Name:
Title:

FS AFFILIATES V, L.P.

By:	FS Capital Partners V, LLC, its General Partner

By:
Name:
Title:

[Stockholders’ Agreement]

BN DENTAL HOLDINGS, LLC

By:	Gryphon Dental Advisors, L.P.
Its:	Manager

By:	Gryphon Investors, Inc.
Its:	General Partner

By:	/s/ R. David Andrews
	Name:	R. David Andrews
	Its:	President

GRYPHON PARTNERS II, L.P.

By:	Gryphon GenPar II, LLC
Its:	General Partner

By:	Gryphon Investors II, LLC
Its:	Managing Member

By:	/s/ R. David Andrews
	Name:	R. David Andrews
	Its:	President

GRYPHON DENTAL PARTNERS V, L.P.

By:	Gryphon Dental Advisors IV, LLC
Its:	General Partner

By:	Gryphon Investors II, LLC
Its:	Managing Member

By:	/s/ R. David Andrews
	Name:	R. David Andrews
	Its:	President

GRYPHON PARTNERS II-A, L.P.

By:	Gryphon GenPar II, LLC
Its:	General Partner

By:	Gryphon Investors II, LLC
Its:	Managing Member

By:	/s/ R. David Andrews
	Name:	R. David Andrews
	Its:	President

/s/ Steven C. Bilt
Steven C. Bilt

/s/ Bradley Schmidt
Bradley Schmidt

/s/ Alan Sechrest
Alan Sechrest

/s/ Dennis Fratt
Dennis Fratt

/s/ Steve Tumbarello
Steve Tumbarello

MARK A. PULIDO AND DONNA J. WALKER
REVOCABLE TRUST, DATE APRIL 1997

/s/ Mark Pulido
Mark Pulido
Trustee

THE STARRETT FAMILY TRUST, DATED 4-11-99

By:	/s/ Peter M. Starrett
Name:	Peter M. Starrett
Title:	Trustee

[Stockholders’ Agreement]

A.S.F. CO-INVESTMENT PARTNERS II, L.P.

By:	PAF 1/03, LLC
Its:	General Partner

By:	OLD KINGS II, LLC
Its:	Managing Member

	By:	/s/ Paul R. Crotty
	Name:	Paul R. Crotty
	Title:	Managing Director

SSN#/Tax ID:		81-0587827

CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM

By:	/s/ Christopher J. Ailman
	Name:	Christopher J. Ailman
	Title:	Chief Investment Officer

SSN#/Tax ID:		94-629 1617

MADISON CAPITAL FUNDlNG LLC

By:	/s/ Terry Capsay
	Name	Terry Capsay
	Its:	Managing Director

SSN#/Tax ID:		36-4429854

ANTARES CAPITAL CORPORATION

By:	/s/ Daniel B. Glickman
	Name	Daniel B. Glickman
	Its:	Director
Antares Capital Corporation

SSN#/Tax ID:		36-4088095

[Stockholders’ Agreement]

Schedule I

Stockholders

Name and Address of Stockholders	Number and Type of Stockholder Shares*

FS Equity Partners V, L.P.	7,387,900 shares of Common Stock
c/o Freeman Spogli & Co.
11100 Santa Monica Blvd.	369,395 shares of Preferred Stock
Suite 1900
Los Angeles, CA 90025
Attention: Fredrick Simmons
Facsimile: (310) 444-1870

with a copy (which doesn’t constitute notice) to:

O’Melveny & Myers LLP
1999 Avenue of the Stars, Suite #700
Los Angeles, CA 90067
Attention: Steven L. Grossman, Esq.
Facsimile: (310) 246-6779

FS Affiliates V, L.P	98,820 shares of Common Stock
c/o Freeman Spogli & Co.
11100 Santa Monica Blvd.	4,941 shares of Preferred Stock
Suite 1900
Los Angeles, CA 90025
Attention: Fredrick Simmons
Facsimile: (310) 444-1870

with a copy (which doesn’t constitute notice) to:

O’Melveny & Myers LLP
1999 Avenue of the Stars, Suite #700
Los Angeles, CA 90067
Attention: Steven L. Grossman, Esq.
Facsimile: (310) 246-6779

*	Excludes options.

-i-

Name and Address of Stockholders	Number and Type of Stockholder Shares*

BN Dental Holdings, LLC	184,670 shares of Common Stock
c/o Gryphon Investors
One Embarcadero Center	9,234 shares of Preferred Stock
Suite 2750
San Francisco, California 94111
Attention: Kurt J. Kaull
Fax Number: (415) 217-7447

with a copy (which doesn’t constitute notice) to:

Latham & Watkins LLP
633 West Fifth Street
Suite 4000
Los Angeles, California 90071-2007
Attention: James P. Beaubien, Esq.
Fax Number: (213) 891-8763

Gryphon Partners II, L.P.	306,703 shares of Common Stock
c/o Gryphon Investors
One Embarcadero Center	15,336 shares of Preferred Stock
Suite 2750
San Francisco, California 94111
Attention: Kurt J. Kaull
Fax Number: (415) 217-7447

with a copy (which doesn’t constitute notice) to:

Latham & Watkins LLP
633 West Fifth Street
Suite 4000
Los Angeles, California 90071-2007
Attention: James P. Beaubien, Esq.
Fax Number: (213) 891-8763

*	Excludes options.

-ii-

Name and Address of Stockholders	Number and Type of Stockholder Shares*

Gryphon Partners II-A, L.P.	21,566 shares of Common Stock
c/o Gryphon Investors
One Embarcadero Center	1,078 shares of Preferred Stock
Suite 2750
San Francisco, California 94111
Attention: Kurt J. Kaull
Fax Number: (415) 217-7447

with a copy (which doesn’t constitute notice) to:

Latham & Watkins LLP
633 West Fifth Street
Suite 4000
Los Angeles, California 90071-2007
Attention: James P. Beaubien, Esq.
Fax Number: (213) 891-8763

Gryphon Dental Partners V, L.P.	153,721 shares of Common Stock
c/o Gryphon Investors
One Embarcadero Center	7,686 shares of Preferred Stock
Suite 2750
San Francisco, California 94111
Attention: Kurt J. Kaull
Fax Number: (415) 217-7447

with a copy (which doesn’t constitute notice) to:

Latham & Watkins LLP
633 West Fifth Street
Suite 4000
Los Angeles, California 90071-2007
Attention: James P. Beaubien, Esq.
Fax Number: (213) 891-8763

*	Excludes options.

-iii-

Name and Address of Stockholders	Number and Type of Stockholder Shares*

California State Teachers’ Retirement System	1,000,000 shares of Common Stock
7667 Folsom Blvd. MS-4
Sacramento, CA 95826-2614	50,000 shares of Preferred Stock
Attention: Richard Rose
Fax Number: (916) 229-3790

with a copy (which doesn’t constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP
Four Embarcadero Center, 17th Floor
San Francisco, CA 94111-4106
Attention: William T. Manierre, Esq.
Fax Number: (415) 403-6029

A.S.F. Co-Investment Partners II, L.P.	666,660 shares of Common Stock

33,334 shares of Preferred Stock

Madison Capital Funding LLC	66,660 shares of Common Stock

30 South Wacker Drive, Suite 3700	3,334 shares of Preferred Stock
Chicago, IL 60606
Attn: Bright Now! Dental, Inc.
Account Manager
Fax: (312) 596-6950

with a copy (which doesn’t constitute notice) to:

Goldberg, Kohn, Bell, Black, Rosenbloom &
Moritz, Ltd.
55 East Monroe Street, Suite 3700
Chicago, IL 60603
Attention: Michael C. Hainen
Fax Number: (312) 332-2196

*	Excludes options.

-iv-

Name and Address of Stockholders	Number and Type of Stockholder Shares*

Antares Capital Corporation	33,330 shares of Common Stock
311 South Wacker Drive, Suite 4400
Chicago, IL 60606	1,667 shares of Preferred Stock
Attention: Portfolio Manager – Bright Now!
Fax: (312) 697-3998

with a copy (which doesn’t constitute notice) to:

Goldberg, Kohn, Bell, Black, Rosenbloom &
Moritz, Ltd.
55 East Monroe Street, Suite 3700
Chicago, IL 60603
Attention: Michael C. Hainen
Fax Number: (312) 332-2196

The Starrett Family Trust	50,000 shares of Common Stock
11100 Santa Monica Boulevard	2,500 shares of Preferred Stock
Suite 1900
Los Angeles, CA 90025
310-444-1855
Fax Number: (310) 444-1870

Mark A. Pulido and Donna J. Walker Revocable	50,000 shares of Common Stock
Trust, dated April 1997	2,500 shares of Preferred Stock

Mark Pulido, Trustee
P. O. Box 1334
4897 El Nido
Rancho Santa Fe, CA 92067
Fax Number:

Steven C. Bilt	140,000 shares of Common Stock
1 Belcanto	7,000 shares of Preferred Stock
Mission Viejo, CA 92692
Fax Number:
Bradley Schmidt	26,660 shares of Common Stock
64 Fox Tail
Dove Canyon, CA 92679	1,334 shares of Preferred Stock
Fax Number:

*	Excludes options.

-v-

Name and Address of Stockholders	Number and Type of Stockholder Shares*

Alan Sechrest	23,340 shares of Common Stock
28642 Deepcreek
Mission Viejo, CA 92692	1,166 shares of Preferred Stock
Fax Number:

Dennis Fratt	6,660 shares of Common Stock
1005 Bayside Cove
Newport Beach, CA 92660	334 shares Preferred Stock
Fax Number:
Steve Tumbarello	4,000 shares of Common Stock
2437 Bamboo Street
Newport Beach, CA 92660	200 shares of Preferred Stock
Fax Number:

*	Excludes options.

-vi-

Exhibit A

Joinder Agreement

The undersigned is executing and delivering this Joinder Agreement pursuant to the Stockholders’ Agreement dated as of [Date] (as amended, modified, restated or supplemented from time to time, the “Stockholders’ Agreement”), among Ivory Holdco, Inc., a Delaware corporation (the “Company”), and its stockholders named therein.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders’ Agreement in the same manner as if the undersigned were an original signatory to such agreement.

The undersigned agrees that the undersigned shall be Stockholder and a [FS Investor, SPV Holder, Other Investor or Management Holder], as such terms are defined in the Stockholders’ Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of                                 .

Signature of Stockholder *

Print Name of Stockholder *

Number and Type of
Stockholder Shares:
Address

Facsimile

Telephone

ACKNOWLEDGED & ACCEPTED: IVORY HOLDCO, INC.

By
Name:
Its:

*	All married individuals must obtain spousal consents unless this requirement is waived by the Company and the Requisite FS Investors.

Exhibit B

Consent of Spouse

I acknowledge that I have read the attached STOCKHOLDERS AGREEMENT (the “Agreement”) that has been executed by my spouse. I represent and acknowledge that I have been advised to retain counsel in connection with the Agreement and either: (i) have declined to consult with counsel, or (ii) have consulted independent counsel with respect to the effects of the Agreement on my legal rights. Having considered such legal advice or declined to consult with counsel, I freely, voluntarily and knowingly execute this Consent of Spouse which may be attached to and made a part of the Agreement, and may be relied upon by the Company and its Stockholder as an inducement to enter into the Agreement or permit my spouse to enter into the Agreement.

I represent and acknowledge that I understand fully the terms and conditions described in the Agreement and I hereby consent to be bound by the terms and conditions of the Agreement as to my interest, whether as community property or otherwise, if any, in the Stockholder Shares owned or hereafter acquired by my spouse.

I agree that, in the event of divorce or the dissolution of my marriage to my present spouse or other legal division of property, I will transfer and sell, at the fair market value, to my spouse any and all interest I have or may acquire in the Company, and I further agree that a court may award such entire interest to my spouse as part of any such legal division of property.

The foregoing agreement is not intended as a waiver of any community property or other ownership interest I may have in the Stockholder Shares of the Company, but only as an agreement to accept other property or assets of substantially equivalent value as part of any property settlement agreement or other legal division of property upon divorce or the dissolution of my marriage.

I further agree, upon my death, to bequeath and devise to my spouse any and all interest I have or may acquire in the Stockholder Shares of the Company.

I agree that the provisions governing the transfer of the Stockholder Shares will be fully binding and conclusive on all ownership interest I now have or hereafter may acquire in such stock and that I will have no legal or equitable right to retain all or any portion of such stock other than as set forth in the Agreement.

I further agree to perform any acts or execute any documents or instruments necessary in the reasonable judgment of any party hereto to effectuate the purposes or intent, or to complete the performance of the Agreement, and I will take no action at any time to hinder operation of the Agreement with respect to any Stockholder Shares of the Company.

I hereby agree that my spouse may join in any future amendment or modification of the Agreement without any further signature, acknowledgment, agreement or consent on my part, and hereby further agree that any interest which I may have in the Stockholder Shares will be subject to the provisions of the Agreement, as the same may be amended or modified.

Dated:
Name:

Joinder Agreement

The undersigned is executing and delivering this Joinder Agreement pursuant to the Stockholders’ Agreement dated as of May 24, 2005 (as amended, modified, restated or supplemented from time to time, the “Stockholders’ Agreement”), among Ivory Holdco, Inc., a Delaware corporation (the “Company”), and its stockholders named therein.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders’ Agreement in the same manner as if the undersigned were an original signatory to such agreement.

The undersigned agrees that the undersigned shall be a Stockholder and [an Other Investor], as such terms are defined in the Stockholders’ Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of September 21, 2009.

/s/ Steven C. Bilt
Signature of Stockholder *

Steven C. Bilt, Trustee of the Steven C. Bilt Trust
Print Name of Stockholder *

Number and Type of

Stockholder Shares:

1 Belcanto Mission Viejo, CA 92692
14,000 shares of Common Stock (C-12) 7,000 shares of Preferred Stock (P-l 1)	Address

Facsimile

Telephone

ACKNOWLEDGED & ACCEPTED;

SMILE BRANDS BTC. (formerly known as IVORY HOLDCO, INC.)

By:	/s/ Bradley E. Schmidt
Name:	Bradley E. Schmidt
Its:	VP & CFO

*	All married individuals must obtain spousal consents unless this requirement is waived by the Company and the Requisite FS Investors.